                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 26, 1997




                        HOLLIS-EDEN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      000-24672                                         13-3197002
(Commission File No.)                        (IRS Employer Identification No.)

                         808 SW THIRD AVENUE, SUITE 540
                             PORTLAND, OREGON 97204
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (503) 226-1277

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 26, 1997, Hollis-Eden, Inc. ("Hollis-Eden"), a Delaware corporation, was merged with and into Initial Acquisition Corp. ("IAC"), a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated November 1, 1996, among IAC, Hollis-Eden, Mr. Salvatore J. Zizza and Mr. Richard
B. Hollis (the "Merger Agreement"). Upon consummation of the merger of Hollis-Eden with IAC (the "Merger"), Hollis-Eden ceased to exist, and IAC, the surviving corporation, changed its name to Hollis-Eden Pharmaceuticals, Inc. Hollis-Eden Pharmaceuticals, Inc. is a development stage pharmaceutical company engaged in developing therapeutic and/or preventative pharmaceutical agents for the treatment of a number of targeted disease states caused by viral, bacterial, parasitic or fungal infections, including HIV and AIDS. The Merger is intended to be a tax-free reorganization for federal income tax purposes and is to be accounted for as a recapitalization of Hollis-Eden by an exchange of Common Stock of Hollis-Eden, $.0001 par value ("Hollis-Eden Common Stock"), for the net assets of IAC, consisting primarily of cash.

         Under the terms of the Merger Agreement, each share of Hollis-Eden Common Stock, outstanding immediately prior to the closing of the Merger converted into one share of Common Stock, $.01 par value, of Hollis-Eden Pharmaceuticals, Inc. Common Stock ("Surviving Corporation Common Stock"), and all warrants and options to purchase Hollis-Eden Common Stock outstanding immediately prior to the Merger converted into the right to receive the same number of shares of Surviving Corporation Common Stock. At the closing of the Merger, 4,911,004 shares of Surviving Corporation Common Stock were issued, which represented approximately 85% of the shares of Surviving Corporation Common Stock outstanding immediately after consummation of the Merger.

         As contemplated by the Merger Agreement, a new Board of Directors consisting of seven persons was elected by the stockholders of IAC at the special meeting of stockholders held March 26, 1997 to approve the Merger and the Merger Agreement. Such persons began their term of office as directors of Hollis-Eden Pharmaceuticals, Inc. immediately following the effective time of the Merger. Six of such directors are considered to have been designees of Hollis-Eden, and one director was the designee of IAC. Consequently, the Hollis-Eden designees, if they act together, have effective control of the business and affairs of Hollis-Eden Pharmaceuticals, Inc. Upon the effectiveness of the Merger, the six Hollis-Eden designees as a group held an aggregate of 4,860,902 shares of Surviving Corporation Common Stock, representing approximately 82% of the outstanding shares of Surviving Corporation Stock, including certain warrants and options held by such persons.



                                       2.

         Upon consummation of the Merger, Hollis-Eden Pharmaceuticals, Inc. anticipates incurring $286,974 in transaction costs associated with the Merger which it will record against equity. This amount is a preliminary estimate and there can be no assurance that Hollis-Eden Pharmaceuticals, Inc. will not incur additional charges to reflect costs associated with the Merger.







                                       3.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  Report of Independent Accountants
                  Balance Sheet--December 31, 1996 and 1995.
                  Statement of Operations for the years ended December 31, 1996 and 1995 and for the period from inception (August 15, 1994) to December 31, 1994 and 1996.
                  Statement of Stockholders' Deficit
                  Statement of Cash Flows for the years ended December 31, 1996 and 1995 and for the period from inception (August 15, 1994) to December 31, 1994 and 1996.
                  Notes to Financial Statements

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Unaudited Pro Forma Combined Balance Sheet as of December 31, 1996. Notes to Unaudited Pro Forma Combined Balance Sheet

         (c)      EXHIBITS.

                  2.1 Agreement and Plan of Merger dated November 1, 1996 among Initial Acquisition Corp. Hollis-Eden, Inc., Mr. Salvatore J. Zizza and Mr. Richard B. Hollis.(1)

                  99.1     Press release, dated March 27, 1997.

-----------

(1) Filed as an exhibit to Registrant's Registration Statement on Form S-4 (No. 333-18725) or an amendment thereto and incorporated herein by reference.





                                       4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HOLLIS-EDEN PHARMACEUTICALS, INC.




Dated:  April 9, 1997                       By:      /s/ Robert W. Weber
                                               --------------------------------
                                                Robert W. Weber
                                                Vice President-Controller


                                       5.

                        [PRICE WATERHOUSE LLP LETTERHEAD]






                        Report of Independent Accountants

To the Board of Directors and Shareholders of Hollis-Eden, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit, and of cash flows present fairly, in all material respects, the financial position of Hollis-Eden, Inc. (a development stage company) at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, the period from inception (August 15, 1994) to December 31, 1994, and the period from inception (August 15, 1994) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Hollis-Eden's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, the Company is a development stage enterprise which has not yet commenced business operations, has no operating history to date, and is dependent upon additional debt or equity financing. In addition, at December 31, 1996, the Company has a stockholders' deficit of $566,159 and negative working capital of $572,566. Such factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Price Waterhouse LLP

Portland, Oregon
February 26, 1997 except as to paragraphs 1 and 3
of Note 10, which are as of March 27, 1997


                                       6.

HOLLIS-EDEN, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                                              DECEMBER 31,
                                                                                                     1996                   1995
                                                                                                 -----------            -----------
ASSETS
Current assets
     Cash                                                                                        $    17,914            $      --
     Prepaid expenses                                                                                116,885                   --
     Deposits                                                                                        100,000                   --
                                                                                                 -----------            -----------
         Total current assets                                                                        234,799                   --

Property and equipment, net of accumulated depreciation of $594
                                                                                                       6,407                   --
                                                                                                 -----------            -----------
         Total assets                                                                            $   241,206            $      --
                                                                                                 ===========            ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
     Accounts payable and accrued expenses                                                       $   210,894            $    92,111
     Accrued expenses for clinical trials                                                               --                  150,000
     Wages payable                                                                                    96,771                   --
     Accounts payable to related party                                                                  --                   73,040
     Note payable to related party                                                                      --                  250,000
     License fees payable to related party                                                           499,700                928,000
     Accrued interest                                                                                   --                   44,482
                                                                                                 -----------            -----------
         Total liabilities                                                                           807,365              1,537,633
                                                                                                 -----------            -----------
Commitments and contingencies (see Note 6)

Stockholders' deficit (Notes 5 and 8)
     Preferred stock, no par value, 10,000,000 shares
         authorized; no shares issued or outstanding                                                    --                     --
     Common stock, $.0001 par value, 30,000,000 shares
         authorized; 4,911,004 and 4,150,943 shares issued and
         outstanding                                                                                     491                    415
     Additional paid-in capital                                                                    2,074,307                410,689
     Deficit accumulated during development stage                                                 (2,640,957)            (1,948,737)
                                                                                                 -----------            -----------
         Total stockholders' deficit                                                                (566,159)            (1,537,633)
                                                                                                 -----------            -----------
         Total liabilities and stockholders' deficit                                             $   241,206            $      --
                                                                                                 ===========            ===========


                                       7.

HOLLIS-EDEN, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                                        PERIOD FROM INCEPTION
                                            FOR THE YEAR ENDED           (AUGUST 15, 1994) TO
                                                DECEMBER 31,                  DECEMBER 31,
                                            1996            1995          1994           1996
                                         -----------    -----------    -----------    -----------
Operating Expenses:
     Research and development (Note 2)   $  (184,276)   $  (463,000)   $(1,166,762)   $(1,814,038)
     General and administrative             (510,534)      (170,929)      (103,564)      (785,027)
                                         -----------    -----------    -----------    -----------
         Total operating expenses           (694,810)      (633,929)    (1,270,326)    (2,599,065)
                                         -----------    -----------    -----------    -----------
Other income (expense):
     Interest income                           5,732           --             --            5,732
     Interest expense                         (3,142)       (37,762)        (6,720)       (47,624)
                                         -----------    -----------    -----------    -----------
         Total other income (expense)          2,590        (37,762)        (6,720)       (41,892)
                                         -----------    -----------    -----------    -----------
Net loss                                 $  (692,220)   $  (671,691)   $(1,277,046)   $(2,640,957)
                                         ===========    ===========    ===========    ===========
Net loss per share                       $      (.15)   $     (0.17)   $     (0.38)   $     (0.66)

Weighted average number of common
  shares outstanding                       4,657,650      3,867,924      3,396,226      3,973,933



                                       8.

HOLLIS-EDEN, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------

                                                                                                         DEFICIT
                                                               COMMON STOCK                            ACCUMULATED
                                                              $.0001 PAR VALUE          ADDITIONAL        DURING
                                                         -------------------------       PAID-IN       DEVELOPMENT
                                                           SHARES         AMOUNT         CAPITAL           STAGE           TOTAL
                                                         ---------     -----------     -----------     -----------      -----------
Contribution by stockholder                                     --     $        --     $   103,564     $        --      $   103,564
Common stock issued for cash                             2,852,830             285          24,715              --           25,000
Common stock issued as consideration
   for amendments to the license
   agreements (Note 6)                                     543,396              55           4,707              --            4,762
Net loss                                                        --              --              --      (1,277,046)      (1,277,046)
                                                         ---------     -----------     -----------     -----------      -----------
Balance at December 31, 1994                             3,396,226             340         132,986      (1,277,046)      (1,143,720)
Common stock issued for cash                               679,245              68         249,932              --          250,000
Common stock issued as consideration
   for amendments to the license
   agreements (Note 6)                                      75,472               7          27,771              --           27,778
Net loss                                                        --              --              --        (671,691)        (671,691)
                                                         ---------     -----------     -----------     -----------      -----------
Balance at December 31, 1995                             4,150,943             415         410,689      (1,948,737)      (1,537,633)

Common stock issued in conversion of
   debt                                                    164,962              16         371,148              --          371,164
Common stock issued for cash, net of
   issuance costs of $203,622 (Note 7)                     580,005              58       1,234,441              --        1,234,499
Common stock issued as consideration
   for termination of a financing
   agreement                                                15,094               2          33,960              --           33,962
Warrants issued to consultants for
   services rendered (Note 9)                                   --              --          24,069              --           24,069
Net loss                                                        --              --              --        (692,220)        (692,220)
                                                         ---------     -----------     -----------     -----------      -----------
Balance at December 31, 1996                             4,911,004     $       491     $ 2,074,307     $(2,640,957)     $  (566,159)
                                                         =========     ===========     ===========     ===========      ===========


                                       9.

HOLLIS-EDEN, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                      PERIOD FROM INCEPTION
                                                     FOR THE YEAR ENDED                (AUGUST 15, 1994) TO
                                                         DECEMBER 31,                       DECEMBER 31,
                                                   1996              1995              1994             1996
                                               ------------      ------------      ------------     ------------
Cash flows from operating activities:
   Net loss                                    $   (692,220)     $   (671,691)     $ (1,277,046)    $ (2,640,957)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation                                     594                --                --              594
       Common stock issued as consideration
         for amendments to the license
         agreements                                      --            27,778             4,762           32,540
       Common stock issued as consideration
         for termination of a finance
         agreement                                   33,962                --                --           33,962
       Expense related to options issued as
         consideration to consultants                 6,017                --                --            6,017
   Changes in assets and liabilities:
       Prepaid expenses                             (98,833)               --                --          (98,833)
       Deposits                                    (100,000)               --                --         (100,000)
       Accounts payable and accrued expenses        118,783            92,111                --          210,894
       Accrued expenses for clinical trial         (150,000)          150,000                --               --
       Wages payable                                 96,771                --                --           96,771
       Accounts payable to related party            (73,040)           73,040                --               --
       License fees payable to related party       (428,300)            1,000           927,000          499,700
       Accrued interest                             (44,482)           37,762             6,720               --
                                               ------------      ------------      ------------     ------------
          Net cash used in operating
           activities                            (1,330,748)         (290,000)         (338,564)      (1,959,312)
                                               ------------      ------------      ------------     ------------
Cash flows provided by investing activities:
   Purchase of property and equipment                (7,001)               --                --           (7,001)
                                               ------------      ------------      ------------     ------------
          Net cash used in investing
           activities                                (7,001)               --                --           (7,001)
                                               ------------      ------------      ------------     ------------
Cash flows from financing activities:
   Borrowings from related party                         --            40,000           210,000          250,000
   Payments on note payable to related party       (250,000)               --                --         (250,000)
   Contributions from stockholder                        --                --           103,564          103,564
   Net proceeds from sale of common stock         1,234,499           250,000            25,000        1,509,499
   Proceeds from issuance of debt                   371,164                --                --          371,164
                                               ------------      ------------      ------------     ------------
          Net cash provided by financing
           activities                             1,355,663           290,000           338,564        1,984,227
                                               ------------      ------------      ------------     ------------
Net increase in cash                                 17,914                --                --           17,914
Cash at beginning of period                              --                --                --               --
                                               ------------      ------------      ------------     ------------
Cash at end of period                          $     17,914      $         --      $         --     $     17,914
                                               ============      ============      ============     ============
Supplemental disclosure of cash
   flow information:
   Interest paid                               $     44,482      $         --      $         --     $     44,482
   Conversion of debt to equity                     371,164                --                --          371,164
   Options issued to consultants in lieu of
     cash, three-year vesting                        24,069                --                --           24,069
   Options issued in lieu of cash,
     commissions on private placement               133,110                --                --          133,110


                                      10.

                                HOLLIS-EDEN, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1.       THE COMPANY

         Hollis-Eden, Inc. (the Company) was formed on August 15, 1994 to engage in the development and commercialization of therapeutic pharmaceutical agents for the treatment of immune disorders. The Company's development efforts are based upon the pioneering research conducted by Dr. Patrick
         T. Prendergast through his research and development organization, Edenland, Inc. The Company has extensive business arrangements with Edenland, Inc. (See Note 6) and both Edenland, Inc. and Dr. Prendergast are significant stockholders of the Company. The Company has adopted a December 31 year end. The Company is a development stage company that was organized under the laws of the State of Delaware. Since its inception (August 15, 1994), the Company's efforts have been directed toward organizing and preparing for private offerings of shares of its common stock. As a result, the Company has not developed commercial products or generated sales for the period August 15, 1994 through December 31, 1996. The Company has a current and open Investigational New Drug (IND) with the Food and Drug Administration (FDA) and has completed Phase I of testing for purposes of obtaining FDA approval. Continued development of these products will require the Company to renew its licenses with related parties and fund a development contract with such related parties that are discussed in Note 6. No liability has been recorded for the renewal and execution of such executory obligations. Management plans include performing additional clinical trials and, depending upon the success of those trials, raising additional funds through private placement offerings and/or an initial public offering. However, there can be no assurance that the Company will successfully raise additional funds to sustain operations.

2.       SUMMARY OF ACCOUNTING POLICIES

         PROPERTY AND EQUIPMENT
         Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (five years) using the straight-line method.

         RESEARCH AND DEVELOPMENT
         Research and development costs consist of license fee expenses related to license agreements with related parties as well as clinical trial expenses. Such amounts paid to related parties aggregated $20,000 and $313,000 for the years ended December 31, 1996 and 1995, and $1,479,762 and $1,812,762 for the periods from inception (August 15, 1994) to December 31, 1994, and 1996 respectively. Such expenses are recognized as research and development, as incurred.

         INCOME TAXES
         The Company provides for income taxes under the principles of Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that provision be made for taxes currently due and for the expected future tax effects of temporary, differences between book and tax bases of assets and liabilities.



                                      11.

         FINANCIAL INSTRUMENTS
         The Company's financial instruments consist primarily of cash, accounts payable, accrued expenses, note payable to related party, and license fees payable. These financial instruments are stated at their respective carrying values in the December 31, 1996 and 1995 financial statements, which approximate their fair values.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         NET LOSS PER SHARE
         Net loss per share is based upon the weighted average number of common shares. Common stock equivalents have been excluded from the computation as their effect is anti-dilutive.

3.       NOTE PAYABLE TO RELATED PARTY

         At December 31, 1995, the Company had an unsecured note payable to a stockholder/officer in the amount of $250,000. This note payable is due on demand, with interest at 15%. This note was paid in full during April 1996. See further discussion in Note 8.

4.       INCOME TAXES

         The Company has available a net operating loss carryforward of $260,000 at December 31, 1996 which may be carried forward as an offset to taxable income, if any, in future years through its expiration in 2009 to 2011. The Company has a net deferred tax asset comprised of capitalized start-up costs of $2,373,000 and the net operating loss carryforward. The net deferred tax asset has been fully reserved due to the uncertainty of the Company being able to generate net operating income under the more likely than not criteria of SFAS 109. If certain substantial changes in the Company's ownership should occur, there would potentially be an annual limitation on the amount of the carryforwards which could be utilized in a tax year.


                                      12.

5.       REVERSE STOCK SPLITS

         In March 1996, a 1 for 2.65 split of the Company's common stock was effected. Also, on February 13, 1995, there was a 3 for 5 split of the Company's common stock. All stock splits have been retroactively restated for all periods presented.

6.       RELATED PARTY LICENSES AND OTHER AGREEMENTS AND COMMITMENTS AND
         CONTINGENCIES

         LICENSING AGREEMENTS
         The Company entered into two license agreements and one research, development, and option agreement as discussed in the following paragraphs.

         Pursuant to a license agreement, dated May 18, 1994 (Original License Agreement) with related parties Patrick T. Prendergast, Chief Scientific Officer and a significant shareholder, and Colthurst Limited, a company controlled by Patrick T. Prendergast, the Company acquired the exclusive worldwide rights of Patrick T. Prendergast's patent rights, know-how, and background technology relating to the treatment of human/animal immunodeficiency as disclosed in U.S. Patent No. 4,956,355 entitled "Agents for the Arrest and Therapy of Retroviral Infections." Upon execution of this agreement, the Company paid a license fee of $100,000 and was contractually obligated to pay $250,000 no later than November 18, 1994. The payment of this obligation was delinquent at December 31, 1994 and was included in license fees payable on the balance sheet at December 31, 1994. The agreement was amended on August 11, 1995 to change the license fee payment terms as discussed below in paragraph four. Also, per the Original License Agreement, if the Company obtained financing of at least $10,000,000 by December 31, 1995, payments of $15,000 per month for services commencing on June 1, 1994 through the completion of FDA Phase II would have been payable to Patrick T. Prendergast ($105,000 was included in license fees payable on the balance sheet at December 31, 1994 based on a pending financing agreement). These monthly service fees were eliminated entirely pursuant to an amendment to the agreement on March 17, 1995 and the previously accrued amount of $105,000 was restructured as discussed in paragraph 4 below. Per the amended license agreement, a renewal annual license fee of $500,000 is payable commencing 18 months after the $350,000 license fee, as discussed below in paragraph five, is paid.

         Also, the Company had agreed to pay royalties of 6% on product revenues. In the event of a sale of sublicenses or any other third-party agreements, 25% of any fees are payable to Colthurst Limited.

         On August 25, 1994, the Company entered into a license agreement (Original License Agreement) with a related party, Edenland Inc., a company controlled by Patrick T. Prendergast, for the exclusive worldwide rights of Patrick T. Prendergast's patent rights, know-how, and background technology related to the anti-serum and to any other pharmaceutical product that becomes subject to the license agreement under the research, development, and option agreement discussed below. Upon execution of this agreement, the Company paid a license fee of $25,000. The agreement was amended in August 1994 and required the company to pay a license fee of $572,000 as follows: $150,000


                                      13.

6. RELATED PARTY LICENSES AND OTHER AGREEMENTS AND COMMITMENTS AND CONTINGENCIES (CONTINUED)

         payable no later than February 28, 1995, $300,000 on February 28, 1995, and $122,000 payable no later than March 31, 1995. These amounts were included in license fees payable on the balance sheet at December 31, 1994. The agreement was again amended on August 11, 1995 to change the license fee payment terms as discussed below in paragraph four. Per the Original License Agreement, the Company has agreed to pay royalties of 4% of product revenues. In the event of a sale of sublicenses or any other third-party agreements, 25% of any fees are payable to Edenland, Inc. Additionally, the Company granted Edenland, Inc. the option to receive payment of its royalties under the license agreement in the form of shares of the Company's stock. The option is limited to a maximum of 5% of the Company's outstanding shares at August 25, 1994. The option is subject to the anti-serum and/or vaccine developed therefrom receiving product approval and generating product revenues to the Company of at least $200,000,000. The option exercise price per share is the fair market value on the date when and if such revenue milestone is achieved, and the option has a term of five years beginning from such date.

         Effective August 11, 1995, Edenland, Inc., Colthurst Limited and the Company entered into amendments concerning the license fee payment terms to the two agreements described above. Under the August 11, 1995 amendment, the Company is obligated to pay $350,000 by April 28, 1996 and up to an additional $600,000 within 24 months of the $350,000 payment. The $600,000 fee will be payable by way of a five percent payment of the first $12,000,000 of net proceeds or funds or investments acquired by or expended on behalf of the Company by way of equity sale, partnership agreement, loan, or other means. At the end of the 24-month period, any unpaid portion of the $600,000 fee is due immediately. If during the 24-month period the net proceeds exceed $12,000,000, then an additional fee is due by way of two and one-half percent of all such proceeds. As of December 31, 1995, the Company has paid $22,000 of the $350,000 fee, and the remaining $328,000 and the $600,000 fee have been included in license fees payable as of December 31, 1995 on the balance sheet. During April 1996, the $328,000 balance was paid in full. As consideration for entering into certain amendments, the Company issued 75,472 shares of the Company's common stock at fair market value to Edenland, Inc. and Colthurst Limited. Such valuation was determined by the Board of Directors and was charged to G&A for the year ended December 31, 1995. During 1996, the Company advanced license fees of $100,300 related to the $600,000 owed to Eden upon obtaining additional funding.

         In August 1994, the Company entered into a contingent research development and option agreement, as amended, with Edenland, Inc. and Patrick T. Prendergast. The agreement provides for the development of the anti-serum to a stage of development that demonstrates the toxicity and safety profile and also indicates potential efficacy in Phase II
         (FDA) patient studies, and grants the Company the right of first option on new products developed by Edenland, Inc. The agreement commits the Company to pay for the development costs related to the anti-serum up to the amount of $3,000,000 contingent upon the Company's receipt of funds realized by way of equity sale,


                                      14.

6. RELATED PARTY LICENSES AND OTHER AGREEMENTS AND COMMITMENTS AND CONTINGENCIES (CONTINUED)

         sublicense, partnership agreements, loans, private placements, and public offerings which take place following April 28, 1996 but not later than 24 months from 7 days following a private offering. Additionally, the Company has agreed to pay a maximum of $250,000 per year to fund off-budget projects to commence if and on the date the Company obtains $10,000,000 in financing. Commencing April 28, 1996, the Company has agreed to commit at least thirty percent of its annual research and development budget up to a maximum of $50 million during the term of this agreement, but at least a minimum of $2.0 million and a maximum of $10 million for any given calendar year to pay development costs for the anti-serum or any new product developed per the agreement.

         In October 1996, the Company and Colthurst Limited, entered into an amendment to the existing agreement. The amendment changes the due date of the renewable annual license of $500,000 from October 1997 to the first date that one of the following events occurs: the Company raises a predetermined amount of capital occurring after May 18, 1994; the Company sublicenses the technology received under the Colthurst License Agreement; the Company generates sales; the Company licenses or funds new technologies not covered under the existing agreements; or February 10, 1999. The amendment also requires an additional license fee of $10,000 per month beginning November 5, 1.996 through the earlier of the effective date of the merger or May 5, 1997. This amendment is contingent upon the successful closure of the merger with Initial Acquisition Corp.

         In October 1996, the Company and Edenland, Inc. entered into an amendment to the existing Research, Development and Option Agreement. This amendment accelerates the date that the $3,000,000 payment for anti-serum development costs is to be made. A payment of' $1,500,000 is payable upon the closure of the merger and the balance is contingent upon future funding events by allocating 22% of the funds raised to the Research, Development and Option Agreement until the $3,000,000 has been paid in full. Under the existing agreement, the Company was obligated to fund $2,000,000 per year for research with the first payment due in April 1997. This obligation will not commence until the Company raises an aggregate of $10 million in capital occurring after May 18, 1994. Payments made toward the $3,000,000 anti-serum development costs are deductible from the amounts due for the $2,000,000 per year of research. This amendment is contingent upon the successful closure of the merger with Initial Acquisition Corp.

         During 1996, the Company entered into a twelve month lease agreement for office space. The lease runs from June 1996 through May 1997 and requires monthly rent payments of approximately $2,450.


                                      15.

7.       COMMON STOCK PURCHASE WARRANTS

         SERIES A WARRANTS
         During April 1996, in accordance with anti-dilution privileges triggered by an offering in March 1995, the Company issued 1,018,867 Series A Warrants to all stockholders of record as of March 1995 to purchase the same number of shares of common stock at a price of $11.02 per share exercisable for a period of three years following the registration of the underlying shares.

         SERIES B WARRANTS
         During February 1995, the Company issued 37,736 Series B Warrants to Edenland, Inc. in consideration for an amendment to the Anti-Serum License Agreement. The warrants are exercisable until February 5, 2000, to purchase the same number of shares of common stock at a price of $15.90 per share.

         CONSULTANT'S OPTIONS
         On July 12, 1995, as payment for investor relations counseling and consulting services provided by Coffin Communications Group for the twelve-month period ended July 1, 1996, Hollis-Eden issued to Coffin Communications Group an option, exercisable until July 12, 2000, to purchase 18,868 shares of common stock at a price of $2.65 per share, 9,434 shares at a price of $5.30 per share, and 9,434 shares at a price of $7.95 per share. In addition, the Company agreed to register the shares underlying the options for public sale as soon as is practicable.

         PLACEMENT AGENT WARRANTS
         During May 1996, the Company issued to the Placement Agent, for the completion of the Offering in April 1996 (See Note 8), a warrant to purchase an aggregate of up to 445,000 shares of common stock, at an exercise price of $2.48 per share. If the Placement Agent is successful in arranging certain financings on behalf of the Company, additional warrants to purchase an aggregate of up to 452,830 shares of common stock, at an exercise price of $2.48 per share, will be issued. The fair value of the 445,000 options is deducted from the net proceeds of the private placement as a cost of raising capital and totaled approximately $133,000.

8.       STOCKHOLDERS' EQUITY

         On January 21, 1996, the Company completed a $367,522 round of debt financing with a group of private investors (Bridge Finance Offering). These new notes are due on or before the earlier of (i) January 21, 1997 or (ii) the closing of a private or public offering of securities. These notes bore interest at 8% per annum. The Company had the option to repay these notes with common stock of the Company valued at a price of $2.25 per share or such price at which shares are sold to investors in the Bridge Finance Offering. Proceeds from this debt financing were used to repay the note and accounts payable to related party, and accrued interest totaling $367,522. During April 1996, the debt financing, plus accrued interest, was converted into 164,962 shares of common stock at a price of $2.25 per share.


                                      16.

         From March 19, 1996 through April 19, 1996, the Company privately issued 580,005 shares of the Company's common stock (the Offering) at an offering price of $2.25 per share. Total proceeds from this offering aggregated $1,234,499.

9.       STOCK OPTION PLAN

         The Board of Directors adopted a Stock Option Plan ("the Plan") in 1996. The Company is authorized to issue 500,000 shares of common stock to employees, officers, directors, and consultants of the Company and provides for the grant of incentive and nonstatutory stock options. Terms of the stock option agreements, including vesting requirements, are determined by the Board of Directors. The exercise price of incentive stock options must equal at least the fair market value on the date of grant and the maximum term of options granted is ten years.

         Activity under the Plan through December 31, 1996 is as follows:

                                                        OPTION OUTSTANDING
                                                 -------------------------------
                                                                      OPTION
                                                    NUMBER OF       PRICE RANGE
                                                      SHARES         PER SHARE
                                                 --------------   --------------
     Outstanding, January 1, 1996                           -           -
          Granted                                     330,500       $   2.25
          Exercised                                         -           -
          Canceled                                          -           -

     Outstanding, December 31, 1996                   330,500       $   2.25


         As of December 31, 1996, 6,042 options were vested.

         The Company entered into stock option agreements not pursuant to the Plan with certain directors, officers, and consultants. These options become exercisable according to a schedule of vesting as determined by the Board of Directors. The options become exercisable immediately or over a period of years (Note 7). The Company recognized a prepaid expense related to the options issued to consultants. The Company will recognize the expense of approximately $24,000 related to these options ratably over the three-year vesting period.


                                      17.

         Activity for the above grants through December 31, 1996 is as follows:

                                                OPTION OUTSTANDING
                                          -------------------------------
                                                              OPTION
                                            NUMBER OF       PRICE RANGE
                                              SHARES         PER SHARE
                                          --------------   --------------
     Outstanding, January 1, 1995                   -     $           -
          Granted                              37,736       2.65 - 7.95
          Exercised                                 -                 -
          Canceled                                  -                 -

     Outstanding, December 31, 1995            37,736       2.65 - 7.95
          Granted                             240,000     $        2.25
          Exercised                                 -                 -
          Canceled                                  -                 -

     Outstanding, December 31, 1996           277,736     $ 2.25 - 7.95


         STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 (SFAS 123) During 1995, the Financial Accounting Standards Board issued SFAS 123, Accounting for Stock-Based Compensation, which defines a fair-value-based method of accounting for stock compensation and encourages all entities to adopt that method of accounting for all employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost related to stock compensation plans using the method of accounting prescribed by the Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. Entities electing to follow APB 25 must make pro forma disclosures of net income, as if the fair-value-based method of accounting defined in SFAS 123 had been applied.

         The Company has elected to account for its stock-based compensation plans under APB 25; however, for pro forma disclosure purposes, the Company has computed the value of all options granted to employees during 1995 and 1996, using the minimum value pricing model as prescribed by SFAS 123 and the following weighted average assumptions for grants:

             Risk-free interest rate                              6.09 %
             Expected dividend yield                                 - %
             Expected lives                                      5 years
             Expected volatility                                     N/A


                                      18.

         STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 (SFAS 123) (CONTINUED) The warrants were assumed to be exercised at maturities of four and five years, while the stock options were assumed to be exercised in five to seven years. Adjustments are made for options forfeited prior to vesting. The total value of warrants and options was computed to be the following approximate amounts, which would be amortized on the straight-line basis over the vesting period of the options:

                   Year ended December 31, 1995               $         -
                   Year ended December 31, 1996               $   385,042

         If the Company had accounted for stock options issued in accordance with SFAS 123, the Company's net loss would have been reported as follows:

                   Net loss

                                            YEARS ENDED DECEMBER 31,
                                           1996                 1995
                                     ---------------      ---------------
                   As reported       $       686,203      $       671,691
                   Pro forma                 797,374              671,691

10.      SUBSEQUENT EVENTS

         The Company has entered into an agreement to merge with Initial Acquisition Corp. ("IAC"), a blank check company. IAC will be the surviving company and will provide approximately $6.5 million of cash to the merged entity in addition to registering the common stock of the merged entity. The merger was effective March 26, 1997.

         On February 6, 1997, as part of an employment agreement, the Company granted a non-statutory stock option to a certain officer to purchase 2,400,000 shares of the Company' s common stock at a price of $5.00 per share, which option vests ratably over a six-year period. The difference between the fair market value on the date of grant and the exercise price applied to the option aggregated $12 million and will be recorded as unearned compensation and amortized over the next six years.

         Subsequent to year end, the Company borrowed $92,000 from a shareholder and director of the Company. The loaned amount plus accrued interest was due on the earlier of the effective date of the merger of the Company with Initial Acquisition Corp. or December 31, 1997. The loan was fully paid on March 27, 1997.


                                      19.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                                           INITIAL              PRO FORMA ADJUSTMENTS
                                                          ACQUISITION        -------------------------------            PRO FORMA
                                          HOLLIS-EDEN        CORP.             DR.                  CR.                 COMBINED
                                          -----------        -----             ---                  ---                 --------
        ASSETS
Current Assets
        Cash                              $    17,914     $   146,863     $ 6,646,693 (1)(2)    $ 1,973,500(3)(4)(8)    $4,837,970
        Investment in U.S.
          Treasury Bills                            0       6,546,693                             6,546,693(1)                   0
        Deposit                               100,000               0                               100,000(2)                   0
        Prepaid expenses                      116,885               0                                                      116,885
                                          ---------------------------                                                   ----------
             Total current assets             234,799       6,693,556                                                    4,954,855
                                          ---------------------------                                                   ----------
        Net property and
           equipment                            6,407               0                                                        6,407
        Deferred acquisition
           costs                                    0         136,974                               136,974(3)                   0
                                          ---------------------------
             Total assets                     241,206       6,830,530                                                    4,961,262
                                          ===========================                                                   ----------
        LIABILITIES AND
        STOCKHOLDERS'
          EQUITY

Current Liabilities
        Accrued expenses                      125,460         164,236                                                      289,696
        Accounts payable                       85,434               0                                                       85,434
        Wages payable                          96,771               0                                                       96,771
        Income taxes payable                        0         123,000                                                      123,000
        License fees payable                  499,700               0         323,500 (4)                                  176,200
                                          ---------------------------                                                   ----------
             Total liabilities                807,365         287,236                                                      771,101
                                          ---------------------------                                                   ----------

        Common Stock, subject
          to possible redemption                    0         981,349         981,349 (5)                                        0

Stockholders Equity (Deficit)
        Preferred stock                             0               0                                                            0
        Common stock                              491           7,434             491 (6)            49,110(6)              57,944
                                                                                                        900(5)
                                                                                                        500(9)
        Additional paid-in
          capital                           2,074,307       5,436,065         286,974 (3)           980,449(5)           8,773,174
                                                                               48,619 (6)           118,446(7)
                                                                            3,970,650 (9)         3,970,150(9)
                                                                                                    500,000(10)
        Earnings (deficit)
          accumulated during
          development stage                (2,640,957)        118,446       1,500,000 (8)                               (4,640,957)
                                          ---------------------------                                                   ----------
                                                                              500,000(10)
             Total stockholders'                                              118,446 (7)
               equity (deficit)              (566,159)      6,543,294                                                    4,190,161
                                          ---------------------------                                                   ----------

             Total liabilities and
               stockholders'
               equity                     $   241,206     $ 6,830,530     $14,376,722           $14,376,722             $4,961,262
                                          ===================================================   ===========             ==========





                                      20.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1. Represents relief of restricted cash from the trust as a result of the Merger.

2. Represents relief of cash from escrow as a result of the Merger

3. Represents payment of $150,000 and the application of deferred acquisition costs for total estimated expenses of $286,974 to be incurred by IAC and Hollis-Eden related to the Merger.

4. Represents the reduction of license fees payable due to cash acquired in connection with the Merger. Pursuant to the license agreement, five percent of all net proceeds, as defined in the agreement, becomes immediately due and payable.

5. Represents the reclassification of IAC Common Stock that had been subject to possible redemption.

6. Represents the recapitalization of Stockholders' Equity based upon the issuance of IAC Common Stock in exchange for Hollis-Eden Common Stock.

7. Represents the reclassification of IAC Retained Earnings to Additional Paid-In Capital.

8. Represents payment of research and development fees which are required to be paid upon the closure of the Merger pursuant to the research and development agreement which become due and payable upon closure.

9. Represents a charge for (i) warrants to purchase an aggregate of 452,830 shares of the surviving company's common stock at an exercise price of $2.48 to be issued upon the closure of the merger pursuant to an agreement and (ii) 50,000 shares of the surviving company's common stock to be issued to Gruntal & Co. and Reid & Priest LLP upon the closure of the Merger. An estimate of $10.13 per share was used to calculate the charges which approximates fair market value. These charges constitute transaction fees and accordingly have been recorded as a charge to additional paid in capital.

10. Represents a charge for IAC warrants to be issued to a certain officer to purchase an aggregate of 50,000 shares of the surviving company's common stock at an exercise price of $0.10 per share to be issued upon the closure of the Merger. An estimate of $10.10 per share was used to calculate the charges which approximates fair market value.

NON-RECURRING CHARGES

The pro forma adjustments outlined in numbers 8, 9, and 10 (discussed above) represent non-recurring charges and as such would not be presented in a pro forma statement of



                                      21.

operations.


                                      22.

INDEX TO EXHIBITS

         2.1 Agreement and Plan of Merger dated November 1, 1996 among Initial Acquisition Corp. Hollis-Eden, Inc., Mr. Salvatore J. Zizza and Mr. Richard B. Hollis.(1)

         99.1     Press release, dated March 27, 1997.

-----------

(1) Filed as an exhibit to Registrant's Registration Statement on Form S-4 (No. 333-18725) or an amendment thereto and incorporated herein by reference.

                                      23.